Exhibit 8.1

                     Kirkpatrick & Lockhart Nicholson Graham
                              599 Lexington Avenue
                             New York, NY 10022-6030
                                 212 .536 .3900
                               Fax 212 .536 .3901
                                  www.king .com




July 14, 2005



NeoMedia Technologies, Inc.
2201 Second Street, Suite 402
Fort Myers, Florida 33901

NeoMedia Telecom Services, Inc.
2201 Second Street, Suite 402
Fort Myers, Florida 33901

         Re:      United States Federal Income Tax Treatment of the Merger

Ladies and Gentlemen:

I.       Introduction

         We are acting as counsel to NeoMedia Technologies, Inc., a Delaware corporation ("Buyer"), and NeoMedia Telecom Services, Inc., a Nevada corporation of which Buyer is the sole owner ("Merger Sub"), in connection with the negotiation and execution of an Agreement and Plan of Merger dated as of December 21, 2004 as amended by a certain letter agreement dated March 17, 2005 (including attachments, schedules and exhibits, the "Agreement"), by and among Buyer, Merger Sub and BSD Software, Inc., a Florida corporation ("Company"), whereby Company will merge with and into Merger Sub, with Merger Sub being the surviving company in the merger (the "Merger"). You have asked for our opinion concerning the qualification of the transactions described in the Agreement as a reorganization within the meaning of Section 368(a) of the Code.(1) All capitalized terms herein, when not otherwise defined, shall have the same meaning as in the Agreement.

         In connection with rendering the opinions set forth below, we have examined the Agreement and we have made such other investigation as we have deemed appropriate. As to certain matters of fact that are material to our

(1) All references to the "Code" are references to the Internal Revenue Code of 1986, as amended. All references to "Section" are to sections of the Code.

opinion, we have also relied on the representations made by Buyer, Merger Sub and Company in certain representation letters (the "Fact Certificates"). Copies of the Fact Certificates are attached to this opinion letter.

         For the purposes of this opinion letter we have made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures on each such document are genuine, and that no changes in the facts certified in the Fact Certificates have occurred or will occur after the date of each Fact Certificate.

         We have further assumed that the Merger will be effected and consummated in accordance with the terms and conditions of the Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof. We have also assumed that none of the parties will take any action after the Merger that would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

         Additionally, we are relying upon the accuracy of any representations or statements made that are qualified by the maker's knowledge or belief as if such representations or statements were made without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.

         We have not been asked to and have not attempted to verify any of the foregoing assumptions, facts, information, warranties or representations through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent therewith occurred or will occur.



II.      Opinion

         Based solely on and subject to the foregoing, including, without limitation, the qualifications, exceptions, and assumptions contained herein and the exceptions, qualifications, and limitations set forth below, it is our opinion that:

         (a) the Merger, if consummated in accordance with the terms of the Agreement, and applicable state law will constitute a reorganization within the meaning of Section 368(a) of the Code; and

         (b) the statements in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger" are true and complete.



III.     Reliance

         Our opinion is based upon and subject to all of the foregoing and based upon our analysis of the following legal authorities as they exist on the date hereof: (a) the Code; (b) the Treasury Regulations promulgated under the Code;
(c) the published Revenue Rulings, Revenue Procedures and other published


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

pronouncements of the Internal Revenue Service (the "Service") that may be cited or used as precedents; and (d) the published opinions of the United States Tax Court and the courts comprising the United States federal judicial system that generally have been disseminated through services available to us. No assurance can be given that existing United States federal income tax laws will not be changed by legislation or administrative or judicial interpretation, any of which could affect the opinion expressed above. It is possible that any such change could be retroactive in its application to the Merger.

         We express no opinion as to the tax treatment of the Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Merger, nor do we express any opinion as to non-tax issues such as corporate law or securities law matters. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the above discussion addresses all of the U.S. federal income tax consequences of the Merger that may be applicable to Company Stockholders, Company, Buyer, or Merger Sub.

         The opinion stated herein represents our legal judgment as to the described U.S. federal income tax consequences of the Merger. You should be aware that no ruling has been sought or obtained from the Service as to the U.S. federal income tax consequences of any aspect of the Merger and that our opinion is not binding on the Service. You should also be aware that the Service and ultimately the courts could disagree with our opinion. If either (i) the relevant facts at the Effective Time differ from those represented or stated to us, (ii) the Merger is completed under terms not contained in the Agreement,
(iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and this opinion may not be relied upon. In such event, we do not assume any responsibility to provide a revised opinion or other advice.

         We are furnishing this opinion letter to you solely for your benefit in connection with the matters mentioned above. You may not rely on this opinion letter in any other connection, and it may not be relied upon by any other person for any purpose, without our specific prior written consent.


                          Very truly yours,



                          /s/ KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP


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

                           NeoMedia Technologies, Inc.




July 13, 2005

Kirkpatrick & Lockhart Nicholson Graham LLP
599 Lexington Avenue
New York, New York 10022-6030

Ladies and Gentlemen:

          We refer to the Agreement and Plan of Merger dated as of December 21, 2004 as amended by certain letter agreements dated March 17, 2005 and June 6, 2005 (the "Agreement"), by and among NeoMedia Technologies, Inc., a Delaware corporation, NeoMedia Telecom Services, Inc., a Nevada corporation, and a wholly-owned subsidiary of Buyer, and BSD Software, Inc., a Florida corporation, which provides for the merger of the Company into Merger Sub on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereinafter referred to as the "Effective Time." Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to Buyer and Merger Sub, has been requested to render its opinion that the Merger will qualify as a reorganization pursuant to
Section 368(a) of the Code. Capitalized terms not defined herein have the meanings specified in the Agreement.

         We understand that your opinion will depend upon particular facts relating to the transaction and the parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering your opinion. We understand that your opinion will be based upon: (i) the statements presented in this letter and in a letter from the Company; (ii) the accuracy of the representations and warranties contained in the Agreement and your understanding that the Merger will take place as set forth in the Agreement; and (iii) the results of any due diligence you may choose to perform. We also understand that you have not been asked to, and that you in fact will not, attempt to verify any of the following representations through independent investigation. We acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by you in rendering your opinion and that any inaccuracy or modification in the following may change your opinion as to the federal income tax consequences of the Merger, and that reliance by the addressees of your opinion, upon such opinion, is therefore predicated on the accuracy of the following statements of fact.

A. Statements and Representations.

          Buyer and Merger Sub each hereby certifies and represents to you that the statements and representations stated herein as they relate to Buyer and Merger Sub are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).


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

      1. The fair market value of the common stock of the Buyer ("Buyer Common Stock") and other consideration, if any, issued by Buyer will be approximately equal to the fair market value of Company Common Stock surrendered in the Merger, as determined by arm's length negotiations between the respective management of the Company and Buyer.

      2. In the Merger, at least fifty percent (50%) of the total value of the consideration to be transferred to the Company Stockholders in exchange for the outstanding Company Common Stock will consist of Buyer Common Stock, including in the amount of consideration for this purpose only (a) the amount of any distributions made by the Company in connection with the Merger, (b) the amount of any Company Stockholder debt assumed in the Merger and (c) the amount of any Company or Company Subsidiary debt guaranteed by any Company Stockholders assumed in the Merger.

      3. Each of Buyer and Merger Sub has paid and will pay only its respective expenses, if any, incurred in connection with the Merger. Buyer and Merger Sub have not agreed to assume, nor will they directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Company Stockholder.

      4. There is no intercorporate indebtedness existing between the Company on the one hand and Buyer or any "Buyer Affiliate" (as defined below) on the other hand that was issued, or paid acquired or will be settled at a discount, and neither Buyer nor Merger Sub will assume any liability of any of the Company Stockholders or any other person other than the Company in connection with the Merger. For purposes of this representation "Buyer Affiliate" means any entity in which Buyer owns at least a fifty percent (50%) ownership interest (directly or indirectly), any entity whose management Buyer controls (directly or indirectly), or any entity which controls or is under common control with Buyer.

      5. Neither Buyer nor any person related to Buyer within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and (e)(5)(2), has purchased or otherwise acquired any Company Common Stock or has furnished cash or other property directly or indirectly in connection with redemptions of Company Common Stock (excluding amounts provided by Buyer to the Company for payments to dissenting shareholders) or distributions by the Company to Company Stockholders, in any case, prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. Following the Merger, no dividends or distributions will be made to the former Company Stockholders by Buyer other than regular, normal dividends or distributions made to all holders of Buyer Common Stock.

      6. Neither Buyer nor Merger Sub is an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code. For this purpose, a corporation is an "investment company" if fifty percent (50%) or more of its

(2) In general, under Treasury Regulation Section 1.368-1(e)(3), a corporation is related to Buyer if (i) it is a member of the same affiliated group as Buyer or (ii) (a) at least fifty percent (50%) of the voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the total value of shares of all classes of stock of Buyer and (b) at least fifty percent (50%) of the voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. Pursuant to Section 1504(a) of the Code, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least eighty percent (80%) of the total voting power and eighty percent (80%) of the total value of the stock of at least one of the corporations, and (ii) one or more of the corporations (other than the common parent corporation) owns at least eighty percent (80%) of the total voting power and eighty percent (80%) of the total value of the stock of at least one of the other corporations.

assets (by value, excluding cash and cash items and government securities from the calculation) consist of stock or securities, and eighty percent (80%) or more of its assets (by value) are held for investment. For purposes of these fifty percent (50%) and eighty percent (80%) tests, however, stock of a subsidiary corporation is ignored, and the parent is deemed to own a ratable portion of its subsidiaries' assets directly. (A corporation is a subsidiary for this purpose if the parent owns fifty percent (50%) or more of its stock by vote or value.)

      7. Following the Merger, Buyer will cause members of Buyer's "qualified group" (as defined in Treas. Reg. Section 1.368-1(d)(4)) to continue the "historic business" of the Company and the Company Subsidiaries or use a "significant portion" of the Company's and the Company Subsidiaries' "historic business" assets in a business, as such terms are used in Treas. Reg. Section 1.368-1(d).

      8. Persons who were Company Stockholders immediately before the Effective Time will not own, immediately after the Effective Time, Buyer Common Stock constituting "control" of Buyer. For purposes of this representation, control means the ownership of stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock, as described in section 368(a)(2)(H) of the Code by reference to section 304(c) of the Code.

      9. As of the Effective Time, neither Buyer nor any person related to the Company within the meaning of Treas. Reg. sections 1.368-1(e)(3), (e)(4) and
(e)(5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to the Effective Time, any Company Common Stock, or other securities, options, warrants or instruments giving the holder thereof the right to acquire Company Common Stock or other securities issued by the Company.

      10. None of the compensation paid to any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their Company Common Stock. None of the Buyer Common Stock transferred to any stockholder-employees of the Company, as part of any overall plan of which the Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts that would be paid to third parties bargaining at arm's length for similar services.

      11. Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters (excluding amounts provided by Buyer to the Company for such payment), amounts paid by the Company to Company Stockholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company held immediately before the Merger.

      12. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.


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

      13. There is no plan or intention on the part of Buyer or any person related to Buyer (within the meaning of Treas. Reg. Section 1.368-1(e)(3)), directly or indirectly (including through partnerships or through third parties in connection with a plan to transfer ownership) to reacquire any Buyer Common Stock issued in the Merger (other than fractional shares of Buyer Common Stock for which Company Stockholders receive cash in the Merger) by Buyer.

      14. Buyer and Merger Sub are entering into the Merger for valid business reasons and not for the principal purpose of avoiding U.S. federal income tax.

      15. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations, and such agreements are the entire understanding of the parties with respect to the Merger. The Merger will be consummated in compliance with (i) the applicable state corporate law, and (ii) the description contained in the Agreement, none of the terms of which have been waived or modified, and Buyer and Merger Sub do not have any plan or intention to waive or modify any such term or condition. Except for (i) the employment agreement dated November 19, 2004 between Buyer and Guy Fietz and (ii) the settlement agreement dated as of December 21, 2004 among Buyer, the Company, Wayside Solutions, Inc. and Triton Global Business Services, Inc., neither Buyer nor Merger Sub is a party to any side agreements which are related to the Merger and which set forth terms or conditions or call for payment of consideration by any party not set forth in the Agreement.

      16. Buyer will satisfy all applicable information reporting requirements of Section 6043A of the Code and Treas. Reg. Section 1.368-3 with respect to the Merger and will report the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

      17. Neither Buyer nor Merger Sub have any plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. Section 1.368-2(k).

      18. The assumption by Buyer of the liabilities of the Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of the Company to Merger Sub pursuant to the Merger.

      19. The payment of cash in lieu of fractional shares of Buyer Common Stock was not separately bargained for consideration and is being made for the purpose of saving Buyer the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to Company Stockholders instead of issuing fractional shares of Buyer Common Stock will be less than 1% of the total consideration that will be issued in the Merger to Company Stockholders in exchange for their Company Common Stock. The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

      20. No stock other than Buyer Common Stock will be issued in the Merger.

      21. In connection with the Merger, Buyer will be in "control" of Merger Sub. Following the Merger, Merger Sub will not issue additional shares of its stock that would result in Buyer losing control of Merger Sub. For purposes of this representation, control means the ownership of stock possessing at least 80


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

percent of the total combined voting power of all classes of stock entitled to vote, and at least 80 percent of the total number of shares of all other classes of stock.

      22. The undersigned is authorized to make all of the representations set forth herein.


B. Reliance by You in Rendering Opinion: Limitations on Your Opinion.

      This letter is being furnished to you in connection with your rendering your opinion that the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

      The undersigned expressly acknowledges that your opinion: (i) will be based upon the representations set forth herein and in a letter to be delivered to you by the Company, and on the representations, warranties, covenants, assumptions and statements contained in the Agreement and any documents related thereto; (ii) will be subject to certain exceptions, limitations and qualifications; and (iii) may not be relied upon if any such representations, warranties, covenants, assumptions or statements are not accurate in all respects. If this letter is executed and delivered prior to the Effective Time and if any of the above representations ceases to be true, incorrect or incomplete at any time prior to the Effective Time, the undersigned shall deliver to Kirkpatrick & Lockhart Nicholson Graham LLP a written statement to that effect prior to the Effective Time.


                                    Very truly yours,


                                    NeoMedia Technologies, Inc.

                                    By:  /s/ Charles T. Jensen
                                    Name:  Charles T. Jensen
                                    Title:  President, CEO, and Director


                                    NeoMedia Telecom Services, Inc.

                                    By:  /s/ David A. Dodge
                                    Name:  David A. Dodge
                                    Title:  Secretary, Treasurer and Director

                               BSD Software, Inc.




July 13, 2005

Kirkpatrick & Lockhart Nicholson Graham LLP
599 Lexington Avenue
New York, New York 10022-6030

Ladies and Gentlemen:

          We refer to the Agreement and Plan of Merger dated as of December 21, 2004 as amended by a certain letter agreement dated March 17, 2005 and June 6, 2005 (the "Agreement"), by and among NeoMedia Technologies, Inc., a Delaware corporation, NeoMedia Telecom Services, Inc., a Nevada corporation, and a wholly-owned subsidiary of Buyer, and BSD Software, Inc., a Florida corporation, which provides for the merger of the Company into Merger Sub on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereinafter referred to as the "Effective Time." Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to Buyer and Merger Sub, has been requested to render its opinion that the Merger will qualify as a reorganization pursuant to
Section 368(a) of the Code. Capitalized terms not defined herein have the meanings specified in the Agreement.

         We understand that your opinion will depend upon particular facts relating to the transaction and the parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering your opinion. We understand that your opinion will be based upon: (i) the statements presented in this letter and in a letter from Buyer and Merger Sub; (ii) the accuracy of the representations and warranties contained in the Agreement and your understanding that the Merger will take place as set forth in the Agreement; and (iii) the results of any due diligence you may choose to perform. We also understand that you have not been asked to, and that you in fact will not, attempt to verify any of the following representations through independent investigation. We acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by you in rendering your opinion and that any inaccuracy or modification in the following may change your opinion as to the federal income tax consequences of the Merger, and that reliance by the addressees of your opinion, upon such opinion, is therefore predicated on the accuracy of the following statements of fact.

A. Statements and Representations.

          The Company hereby certifies and represents to you that the statements and representations stated herein as they relate to the Company are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).

      1. The fair market value of the common stock of the Buyer ("Buyer Common Stock") and other consideration, if any, received by Company Stockholders will be approximately equal to the fair market value of Company Common Stock surrendered in the Merger, as determined by arm's length negotiations between the respective management of the Company and Buyer.

      2. In the Merger, at least fifty percent (50%) of the total value of the consideration to be transferred to the Company Stockholders in exchange for the outstanding Company Common Stock will consist of Buyer Common Stock, including in the amount of consideration for this purpose only (a) the amount of any distributions made by the Company in connection with the Merger, (b) the amount of any Company Stockholder debt assumed in the Merger and (c) the amount of any Company or Company Subsidiary debt guaranteed by any Company Stockholders assumed in the Merger.

      3. Each of the Company and the Company Stockholders has paid and will pay only their respective expenses, if any, incurred in connection with the Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Company Stockholder.

      4. There is no intercorporate indebtedness existing between the Company or any "Company Affiliate" (as defined below) on the one hand and Buyer or Merger Sub on the other hand that was issued, or paid acquired or will be settled at a discount, and neither Buyer nor Merger Sub will assume any liability of any of the Company Stockholders or any other person other than the Company in connection with the Merger. For purposes of this representation "Company Affiliate" means any entity in which the Company owns at least a fifty percent (50%) ownership interest (directly or indirectly), any entity whose management the Company controls (directly or indirectly), or any entity which controls or is under common control with the Company.

      5. Neither Buyer nor any person related to Buyer within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and (e)(5)(1), has purchased or otherwise acquired any Company Common Stock or has furnished cash or other property directly or indirectly in connection with redemptions of Company Common Stock (excluding amounts provided by Buyer to the Company for payments to dissenting shareholders) or distributions by the Company to Company Stockholders, in any case, prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(3) In general, under Treasury Regulation Section 1.368-1(e)(3), a corporation is related to Company if (i) it is a member of the same affiliated group as Company or (ii) (a) at least fifty percent (50%) of the voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the total value of shares of all classes of stock of Company and (b) at least fifty percent (50%) of the voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. Pursuant to Section 1504(a) of the Code, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least eighty percent (80%) of the total voting power and eighty percent (80%) of the total value of the stock of at least one of the corporations, and
(ii) one or more of the corporations (other than the common parent corporation) owns at least eighty percent (80%) of the total voting power and eighty percent (80%) of the total value of the stock of at least one of the other corporations.

      6. The Company is not an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code. For this purpose, a corporation is an "investment company" if fifty percent (50%) or more of its assets (by value, excluding cash and cash items and government securities from the calculation) consist of stock or securities, and eighty percent (80%) or more of its assets (by value) are held for investment. For purposes of these fifty percent (50%) and eighty percent (80%) tests, however, stock of a subsidiary corporation is ignored, and the parent is deemed to own a ratable portion of its subsidiaries' assets directly. (A corporation is a subsidiary for this purpose if the parent owns fifty percent (50%) or more of its stock by vote or value.)

      7. The business currently conducted by the Company is its "historic business" within the meaning of Treas. Reg. Section 1.368-1(d) and was not acquired in contemplation of the Merger, and no assets of the Company have been sold, transferred or otherwise disposed of which would prevent Buyer or Merger Sub from continuing the "historic business" of the Company and the Company Subsidiaries or from using a "significant portion" of the Company's and the Company Subsidiaries' "historic business" assets in a business following the Merger, as such terms are used in Treas. Reg. Section 1.368-1(d).

      8. Persons who were Company Stockholders immediately before the Effective Time will not own, immediately after the Effective Time, Buyer Common Stock constituting "control" of Buyer. For purposes of this representation, control means the ownership of stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock, as described in section 368(a)(2)(H) of the Code by reference to section 304(c) of the Code.

      9. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their Company Common Stock. None of the Buyer Common Stock received by any stockholder-employees of the Company, as part of any overall plan of which the Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts that would be paid to third parties bargaining at arm's length for similar services.

      10. Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters (excluding amounts provided by Buyer to the Company for such payment), amounts paid by the Company to Company Stockholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company held immediately before the Merger.

      11. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

      12. To the best knowledge of the management of the Company, there is no plan or intention on the part of the Company Stockholders to sell, exchange or otherwise transfer ownership of any share of Buyer Common Stock received in the Merger (other than fractional shares of Buyer for which Company Stockholders


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receive cash in the Merger) to Buyer, or any person related to Buyer (within the meaning of Treas. Reg. Section 1.368-1(e)(3)), directly or indirectly (including through partnerships or through third parties in connection with a plan to transfer ownership).

      13. The Company is entering into the Merger for valid business reasons and not for the principal purpose of avoiding U.S. federal income tax.

      14. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations, and such agreements are the entire understanding of the parties with respect to the Merger. The Merger will be consummated in compliance with (i) the applicable state corporate law, and (ii) the description contained in the Agreement, none of the terms of which have been waived or modified, and the Company does not have any plan or intention to waive or modify any such term or condition. Except for the settlement agreement dated as of December 21, 2004 among Buyer, the Company, Wayside Solutions, Inc. and Triton Global Business Services, Inc., the Company is not a party to any side agreements which are related to the Merger and which set forth terms or conditions or call for payment of consideration by any party not set forth in the Agreement.

      15. The Company will satisfy all applicable information reporting requirements of Section 6043A of the Code and Treas. Reg. Section 1.368-3 with respect to the Merger and will report the Merger as a reorganization within the meaning of Section 368(a) of the Code.

      16. The assumption by Buyer of the liabilities of the Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of the Company to Merger Sub pursuant to the Merger.

      17. The payment of cash in lieu of fractional shares of Buyer Common Stock was not separately bargained for consideration and is being made for the purpose of saving Buyer the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to Company Stockholders instead of issuing fractional shares of Buyer Common Stock will be less than 1% of the total consideration that will be issued in the Merger to Company Stockholders in exchange for their Company Common Stock. The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

      18. No stock other than Buyer Common Stock will be received in the Merger.

      19. The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

      20. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of ss. 368(a)(3)(A). The Company is not insolvent and has not filed for protection from creditors under the U.S. bankruptcy laws or otherwise made an assignment for the benefit of creditors.

      21. As of the Effective Time, the Company has no other stock outstanding other than Company Common Stock and there are no outstanding securities, options, warrants or instruments giving the holder thereof the right to acquire Company Common Stock.


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      22. To the best knowledge of the management of the Company, none of the
Company Common Stock to be surrendered in exchange for Buyer common stock in the Merger will be subject to any liabilities.

      23. The undersigned is authorized to make all of the representations set forth herein.


B.    Reliance by You in Rendering Opinion: Limitations on Your Opinion.

      This letter is being furnished to you in connection with your rendering your opinion that the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

      The undersigned expressly acknowledges that your opinion: (i) will be based upon the representations set forth herein and in a letter to be delivered to you by the Company, and on the representations, warranties, covenants, assumptions and statements contained in the Agreement and any documents related thereto; (ii) will be subject to certain exceptions, limitations and qualifications; and (iii) may not be relied upon if any such representations, warranties, covenants, assumptions or statements are not accurate in all respects. Moreover, we expressly acknowledge that, to the extent we have made representations herein to our knowledge or belief, you will be relying upon the accuracy of the underlying statements as if represented without such qualification. If this letter is executed and delivered prior to the Effective Time and if any of the above representations ceases to be true, incorrect or incomplete at any time prior to the Effective Time, the undersigned shall deliver to Kirkpatrick & Lockhart Nicholson Graham LLP a written statement to that effect prior to the Effective Time.


                                        Very truly yours,


                                        BSD Software, Inc.


                                        By:  /s/ Gordon Ellison

                                        Name:  Gordon Ellison
                                        Title: Chief Financial Officer





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